UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report: January 30, 2007
(Date of earliest event reported)

Hawk Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13797 (Commission File Number)	34-1608156 (I.R.S. Employer Identification Number)

200 Public Square, Suite 1500, Cleveland, Ohio 44114
(Address of principal executive offices including zip code)

(216) 861-3553
(Registrant’s telephone number, including area code)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2007, Hawk Corporation (“Hawk”) completed the sale of all of the stock of its wholly-owned precision components subsidiary, Hawk Precision Components Group, Inc. (“HPCG”), to PCG Holdings Group Inc. (“PCG Holdings”). The sale of HPCG was made pursuant to the Purchase Agreement (the “Purchase Agreement”) between Hawk and PCG Holdings dated as of December 21, 2006, previously disclosed on the Current Report on Form 8-K dated December 21, 2006, filed with the Securities and Exchange Commission. In connection with the sale of HPCG, Steven J. Campbell resigned as Senior Vice President of Hawk and as an officer of Hawk’s subsidiaries. Mr. Campbell also executed an Agreement, Release and Waiver with Hawk on January 23, 2007 (the “Release”), which was effective as of January 30, 2007. The Release terminated all prior agreements between Mr. Campbell and Hawk or Hawk’s subsidiaries, including the Agreement of Employment, Confidentiality and Non-Competition dated as of August 14, 2006, as amended November 3, 2006 and December 20, 2006, each of Mr. Campbell’s stock option agreements, and the Change in Control Agreement dated as of August 14, 2006.

The foregoing description of the Release is not complete and is qualified in its entirety by reference to the full and complete terms of the Release which is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

(d) Exhibits

10.1	Agreement, Release and Waiver between Steven J. Campbell and Hawk Corporation dated January 23, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWK CORPORATION

Date: February 5, 2007	By:	/s/ Thomas A. Gilbride
Thomas A. Gilbride
Vice President - Finance and Treasurer

EXHIBIT INDEX

Exhibit Number Description

10.1 Agreement, Release and Waiver between Steven J. Campbell and Hawk Corporation dated January 23, 2007